EXHIBIT 10.2
PARKWAY PROPERTIES, INC.,
PARKWAY PROPERTIES LP
PROFITS INTEREST UNITS (LTIP UNITS) AGREEMENT

THIS PROFITS INTEREST UNITS AGREEMENT (this “Agreement”) is made and entered into as of [                            ] (the “Grant Date”), by and between Parkway Properties LP, a Delaware limited partnership (the “Partnership”), and [                            ] (the “Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan (as defined below) or the Partnership Agreement, as applicable.
WHEREAS, Parkway Properties, Inc. (the “Company”) and the Partnership maintain the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”);
WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
WHEREAS, Section 12(c) of the Plan authorizes the issuance of Profits Interest Units (LTIP Units) to Employees, Directors, or Consultants for the performance of services to or for the benefit of the Partnership in the Participant’s capacity as a Partner or in anticipation of the Participant becoming a Partner; and
WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company, in its own capacity and in its capacity as the sole stockholder of Parkway Properties General Partners, Inc. (the “General Partner”), in its individual capacity and as sole general partner of the Partnership, and the Company’s stockholders to issue the Award (as defined below) to the Participant as an inducement to the Participant to provide services to or for the benefit of the Partnership, and as an additional incentive to continue in the Service of the Company.
THE PARTIES HERETO AGREE AS FOLLOWS:
1.    Issuance of Award. In consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership, effective as of the Grant Date, the Partnership hereby issues to the Participant an Award (the “Award”) of [            ] Profits Interest Units (LTIP Units) of the Partnership (the “Total Profits Interest Units”), which will be subject to (a) vesting as provided in Section 2 below and (b) forfeiture as provided in Section 3 below. If not already a Partner, the Partnership admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan, and in the Partnership Agreement. The Partnership and the Participant acknowledge and agree that the Profits Interest Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Participant becoming a Partner. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of, and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a counterpart signature page thereto. The Participant acknowledges that the Partnership from time to time may issue or cancel (or otherwise modify) Profits Interest Units in accordance with the terms of the Partnership Agreement.
2.       Vesting. The Profits Interest Units shall vest in accordance with the provisions of this Section 2. The number of Profits Interest Units that Fully Vest on any Vesting Date shall be rounded to the nearest whole Profits Interest Unit, but in no event shall the aggregate number of Profits Interest Units that Fully Vest and become payable in accordance with this Award exceed the Total Profits Interest Units.
2.1        [Insert Performance-Based Metrics]
2.2     [Insert Accelerated Vesting Provision, If Any]
2.3         Definitions
(a)    [“Baseline Price” means the fifteen (15) trading day trailing average market closing price over the period ending on [                            ].]
(b)     [“End Date” means [                            ].]
(c)     “Fully Vest” or “Fully Vested” means that, with respect to a Profits Interest Unit, both (A) the continued Service and (B) the TSR Value performance condition applicable to such Profits Interest Unit has been satisfied.

(d)     “Performance Period” means the period beginning on the Grant Date and ending on the End Date.

(e)     “Service” means the Participant’s continued service as an Employee, Consultant, and/or Director.

(f)     “Termination of Service” means:
(i)     As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Consultant simultaneously commences or remains in Service as an Employee and/or Director with the Company or any of its affiliates.
(ii)     As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, or retirement, but excluding terminations where the Participant simultaneously commences or remains in Service as an Employee and/or Consultant with the Company or any of its affiliates.
(iii)     As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability, or retirement, but excluding terminations where the Participant simultaneously commences and/or remains in Service as a Consultant and/or Director with the Company or any of its affiliates.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause, and whether any particular leave of absence constitutes a Termination of Service. For purposes of the Plan and this Agreement, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the affiliate employing or contracting with such Participant ceases to remain an affiliate following any merger, sale of stock, or other corporate transaction or event (including, without limitation, a spin-off).
(g)     “TSR Value” means, as of any given date, the sum of (i) the fifteen (15) trading day trailing average market closing price over the period ending on the date on which TSR Value is being measured, plus (ii) the aggregate dividends (including ordinary and special dividends) per Share with a record date that occurs during the period beginning on the Grant Date and continuing through and including the date on which TSR Value is being measured.
(h)     “Vesting Date” means, with respect to a Profits Interest Unit, the date on which the Profits Interest Unit becomes Fully Vested.
2.4         Distributions. The Participant shall be entitled to distributions on the Profits Interest Units in accordance with the provisions set forth in the Partnership Agreement (including the limitations set forth in Section 16.4(b) of the Partnership Agreement); provided, however, that, prior to the date that a Profits Interest Unit becomes Fully Vested, the Participant shall receive ten percent (10%) of such distributions from the Partnership (the “10% Distribution”) to which such holder is otherwise entitled with respect to such Profits Interest Unit pursuant to the Partnership Agreement, and the remaining ninety percent (90%) of such distributions from the Partnership to which such holder is otherwise entitled with respect to such Profits Interest Unit pursuant to the Partnership Agreement (the “Accrued Distribution”) shall be distributed to the Participant with respect to such Profits Interest Unit as set forth in the immediately following sentence. Subject to the limitations set forth in the Partnership Agreement with respect to distributions (including the limitations set forth in Section 16.4(b) of the Partnership Agreement), prior to any distributions otherwise being made pursuant to Section 5.1 of the Partnership Agreement or otherwise following the applicable Vesting Date with respect to a Profits Interest Unit, the Participant shall receive a special distribution of Available Cash (as defined in the Partnership Agreement) equal to the aggregate amount of Accrued Distributions with respect to such Profits Interest Unit, with such special distribution being made as soon as it is reasonably practicable to do so after the applicable Vesting Date in compliance with such limitations. If the Profits Interest Unit linked to an Accrued Distribution fails to Fully Vest and is forfeited for any reason, then (x) the linked Accrued Distribution shall be forfeited, and (y) the Partnership shall have no further obligations in respect of such Accrued Distribution.

3.    Forfeiture of Profits Interest Units.
3.1        Termination Prior to End Date. Notwithstanding the foregoing, in the event that the Participant incurs a Termination of Service for any reason, the Award and all Profits Interest Units, to the extent not vested as of the Participant’s Termination of Service, after taking into consideration any vesting that may occur in connection with such Termination of Service (if any) (and each of the proportionate amount of the Participant’s Capital Account balance attributable to such Profits Interest Units and any Accrued Distributions linked to such Profits Interest Units) shall thereupon automatically and without further action be cancelled and forfeited, and the Participant shall have no further right or interest in or with respect to such unvested Profits Interest Units (or such proportionate amount of the Participant’s Capital Account balance or any Accrued Distributions linked to such Profits Interest Units). No portion of the Award which is unvested as of the Participant’s Termination of Service shall thereafter become vested.
3.2        Profits Interest Units Unvested as of End Date. In addition, in the event that the Participant remains in continuous Service through the End Date, any Profits Interest Units that have not Fully Vested as of the End Date, including without limitation any Profits Interest Units that do not Fully Vest based on TSR Value as of the End Date (and the proportionate amount of the Participant’s Capital Account balance attributable to such Profits Interest Units and any Accrued Distributions linked to such Profits Interest Units) shall thereupon automatically and without further action be cancelled and forfeited, and the Participant shall have no further right or interest in or with respect to such unvested Profits Interest Units (or such proportionate amount of the Participant’s Capital Account balance or any Accrued Distributions linked to such Profits Interest Units).

4.    Restrictions on Awards; Distributions.
4.1        Transfer Restrictions.
(a)     Notwithstanding Section 2 above, the Participant shall not, without the consent of the General Partner (which the General Partner may give or withhold in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any Profits Interest Units (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Profits Interest Units to the Partnership or the Company or to any Transfer by will or pursuant to the laws of descent and distribution.
(b)     The Award and the Profits Interest Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Partnership Units (including, without limitation, Profits Interest Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Award or the Profits Interest Units under Section 4.1(a) above shall take such Award and Profits Interest Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or Profits Interest Units which is not made in compliance with the Plan, the Partnership Agreement, and this Agreement shall be null and void ab initio and of no effect.

4.2        Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver, and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested Profits Interest Units and the proportionate amount of the Participant’s Capital Account balance attributable to the Profits Interest Units, or to effectuate the transfer or surrender such unvested Profits Interest Units and Capital Account balance to the Partnership.
5.    Representations, Warranties, Covenants, and Acknowledgments of Participant. The Participant hereby represents, warrants, covenants, acknowledges, and agrees on behalf of the Participant and his or her spouse, if applicable, that:
5.1    Investment; Status of Participant. The Participant is holding the Award for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities. The Participant has such knowledge, skill, and experience in business, financial, and investment matters such that the Participant is capable of evaluating the merits and risks of an investment in the Profits Interest Units and is capable of protecting his or her interests in connection with his or her investment in the Profits Interest Units. To the extent that the Participant has deemed it appropriate to do so, the Participant has retained and relied upon necessary and appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and holding the Profits Interest Units. By reason of the Participant’s business and financial experience, the Participant has the capacity to protect his or her own interests in connection with his or her investment in the Profits Interest Units. The Participant represents that he or she is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act. The Participant agrees to furnish any additional information requested to assure compliance with applicable federal securities laws and the securities laws of any state in connection with the holding of the Profits Interest Units.
5.2        Relation to Partnership. The Participant is presently an Employee of, or Consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
5.3        Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.
5.4         Registration. The Participant understands that the Profits Interest Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Profits Interest Units cannot be transferred by the Participant other than in accordance with the terms and conditions set forth in the Plan, this Agreement, and the Partnership Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants, or undertakings whatsoever to register the transfer of the Profits Interest Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available. If an exemption under Rule 144 is available at all, it will not be available until all applicable terms and conditions of Rule 144 have been satisfied.
5.5        Public Trading. None of the Partnership’s securities is presently publicly traded, and none of the Company, the Partnership, or any of their Subsidiaries has made any representations, covenants, or agreements as to whether there will be a public market for any of its securities.
5.6        Tax Advice. None of the Company, the Partnership, or any of their Subsidiaries has made any warranties or representations to the Participant with respect to the income tax consequences of the issuance of the Profits Interest Units or the transactions contemplated by this Agreement (including, without limitation, with respect to the making of an election under Code Section 83(b)), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Profits Interest Units.
6.        Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award, and as a result, the Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the Profits Interest Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the Profits Interest Units.
7.        Section 83(b) Election. The Participant covenants that he or she shall make an election under Code Section 83(b) (and any comparable election in the state of the Participant’s residence) with respect to the Profits Interest Units covered by the Award, within thirty (30) calendar days following the Grant Date, and the Company hereby consents to the making of such election. In connection with such election, the Participant and the Participant’s spouse, if applicable, shall execute and deliver to the Company with this executed Agreement, a copy of the election pursuant to Code Section 83(b) substantially in the form attached hereto as Exhibit A. The Participant represents that the Participant has consulted any tax consultant(s) that the Participant deems advisable in connection with the filing of an election under Code Section 83(b) and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the responsibility of the Company, the Partnership, or any of their Subsidiaries to timely file an election under Code Section 83(b) (and any comparable state election), even if the Participant requests that the Company, the Partnership, or any of their Subsidiaries, or any representative of the Company, the Partnership, or any of their Subsidiaries, make such filing on the Participant’s behalf. The Participant is encouraged to consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
8.        Covenants. The Participant hereby covenants that so long as the Participant holds any Profits Interest Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the Profits Interest Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

9.        Taxes. The Partnership and the Participant intend that (a) the Profits Interest Units be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191; (b) the issuance of such interests not be a taxable event to the Partnership or the Participant as provided in such Revenue Procedures; and (c) the Partnership Agreement, the Plan, and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Profits Interest Units, the Partnership will cause the “Gross Asset Value” (as defined in the Partnership Agreement) of all Partnership assets to be adjusted to equal their respective gross fair market values and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the Partners, in each case as set forth in the Partnership Agreement and based upon a Fair Market Value equal to the trading price of the Common Shares at the time of such adjustment. The Partnership may withhold from the Participant’s wages, or require the Participant to pay to the Partnership, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Profits Interest Units.
10.        Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Profits Interest Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.
11.        Governing Law and Venue. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement, and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. The Participant agrees that the exclusive venue for any disputes arising out of or related to this Agreement shall be the state or federal courts located in Orlando, Florida.
12.        Survival of Representations and Warranties. The representations, warranties, and covenants contained in Section 5 above shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.
13.        Unit Certificate Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or legends substantially similar thereto:
“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Partnership such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture and transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan, and (iii) the Second Amended and Restated Agreement of Limited Partnership of Parkway Properties LP, dated as February 27, 2013, in each case, as may be amended from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”
14.        Restrictions on Public Sale by Participant. To the extent such limitation is not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the Profits Interest Units or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the fourteen (14) days prior to, and during the ninety (90)-day period beginning on, the effective date of a registration statement filed by the Partnership or the Company (except as part of such registration), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing underwriter or underwriters and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public offering (such agreement to be in the form of lock-up agreement provided by the managing underwriter or underwriters).
15.        Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules, and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory, or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of Profits Interest Units is made, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan, this Agreement, and the Award shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

16.        Code Section 409A. Neither the Award nor the Profits Interest Units are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Award or the Profits Interest Units may be subject to Section 409A, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate either for the Award and the Profits Interest Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding the foregoing, none of the Company, the Partnership, or any of their Subsidiaries shall have any obligation to adopt any such amendment or take any such other action, and nothing contained in this Section 16 shall create any such obligation.

17.        Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee, Director, Consultant, or other service provider of the Partnership, Company, or any of their affiliates or shall interfere with or restrict in any way the rights of the Partnership, the Company, and their affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Partnership, the Company, or an affiliate and the Participant.

18.        Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted (without limitation) by facsimile or e-mail, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

19.        Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Partnership. Subject to the restrictions on transfer set forth in Section 4 above, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

20.        Entire Agreement; Amendments and Waivers. The Plan, the Partnership Agreement, this Agreement (including all Exhibits thereto, if any), and a written employment agreement between the Partnership, the Company, or any of their affiliates and the Participant (if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Partnership, the Company, and its affiliates and the Participant with respect to the subject matter hereof. This Agreement may not be amended except in an instrument in writing signed by the Participant and a duly authorized representative of the Company. No amendment, supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

21.        Invalidity. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

22.        Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARKWAY PROPERTIES LP, a Delaware limited partnership

By:	Parkway Properties General Partners, Inc., a Delaware corporation, its general partner

By:
Name:
Title:

By:
Name:
Title:

PARKWAY PROPERTIES, INC., a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

PARTICIPANT:

(Sign Name)

(Print Name)
The Participant’s spouse indicates, by the execution of this Agreement, his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Profits Interest Units.

Participant’s Spouse:

(Sign Name)

(Print Name)

EXHIBIT A
ELECTION PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE TO INCLUDE IN GROSS
INCOME THE EXCESS OVER THE PURCHASE PRICE,
IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED
IN CONNECTION WITH SERVICES
The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the [       ] taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1.     The undersigned’s name, address, and taxpayer identification (social security) number are:

Name:

Address:

Social Security #:
The undersigned’s spouse’s name, address, and taxpayer identification (social security) number are (complete if applicable):

Name:

Address:

Social Security #:
2.     The property with respect to which the election is made consists of [_____] Profits Interest Units (the “Award”) of Parkway Properties LP, a Delaware limited partnership (the “Partnership”), representing an interest in the future profits, losses, and distributions of the Partnership.
3.     The date on which the above property was transferred to the undersigned was [                            ], and the taxable year to which this election relates is [      ].
4.     The above property is subject to the following restrictions: (a) forfeiture and/or a right of repurchase by the Partnership if the undersigned ceases to be an employee or director of, or consultant to, the Partnership or a parent or subsidiary thereof, and (b) certain other restrictions set forth in the Second Amended and Restated Limited Partnership Agreement of Parkway Properties LP, dated as of February 27, 2013, as amended from time to time, should the undersigned wish to transfer the Award (in whole or in part).

5.     The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $0.

6.     The amount paid for the above property by the undersigned was $0.
7.     A copy of this election has been furnished to the Partnership, and the original will be filed with the income tax return of the undersigned to which this election relates.

Date:
[Name]
Date:
Name of Spouse: